Exhibit 10.1


Summary of Compensation
Arrangements with Certain Persons

The Bank's executive officers do not have employment agreements with the Registrant. Their salaries as of February 28, 2009 were as follows:

                       Tri City      Tri City        Tri City
Name                  Bankshares   National Bank   Capital Corp.      Total
                      ----------   -------------   ------------    ----------
Ronald K. Puetz       $  40,000     $  385,000     $     1,500     $  426,500
Robert W. Orth        $  20,000     $  313,000     $     1,000     $  334,000
Scott A. Wilson       $  20,000     $  283,000     $     1,000     $  304,000
Scott D. Gerardin     $   5,000     $  162,000                     $  167,000



In addition, executive officers are eligible to participate in the Bank's bonus plan.